UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2017

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 – 1090 West Georgia Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6E 3V7

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 1.01

Entry into a Material Definitive Agreement

On September 1, 2017, the Company entered into a third amending agreement with Sierra Pacific Industries Inc. to amend an option agreement dated January 6, 2017 as amended April 3, 2017 and June 7, 2017 relating to the purchase of a 100% interest in and to certain surface rights totaling approximately 82 acres located near Grass Valley, California, United States, contiguous to the Company’s Idaho-Maryland Gold Mine property.  The amendment provides for a further extension of the closing date from September 30, 2017 to June 30, 2018 and provides the Company with the right to access the property to conduct exploration drilling operations prior to the closing date.  The amendment also includes a payment schedule for the remaining balance of the purchase price of US$1,300,000 with cash payments to be made as follows:  US$300,000 on each of September 30, 2017, December 30, 2017 and March 30, 2018 and US$400,000 on June 30, 2018.  When all remaining payments have been made, the Company will have paid the entire purchase price of US$1,900,000.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.

Description

10.1

Third Amendment to Option Agreement with Sierra Pacific Industries dated September 1, 2017

99.1

Press release dated September 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 21, 2017

RISE RESOURCES INC.

/s/ Cale Thomas
Cale Thomas
Chief Financial Officer